                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement

     / / Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             AMERICA ONLINE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2); or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            [America Online Logo]

                                 22000 AOL WAY
                             DULLES, VA 20166-9323

                                October 4, 1996

Dear Stockholder,

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of America Online, Inc. (the "Company") to be held at 10:00 a.m. on October 31, 1996 at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia.

     At the Annual Meeting, three persons will be elected to the Board of Directors. The Board of Directors recommends the election of the three nominees named in the Proxy Statement. In addition, the Company will ask the stockholders to ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

     Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ STEPHEN M. CASE
                                          ---------------------
                                          Stephen M. Case,
                                          Chairman of the Board

                            YOUR VOTE IS IMPORTANT.
                 PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                              AMERICA ONLINE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 31, 1996

To the Stockholders of America Online, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of America Online, Inc., a Delaware corporation (the "Company"), will be held on October 31, 1996 at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia at 10:00 a.m. for the following purposes:

     1. To elect three members to the Board of Directors to serve for a term ending in 1999 and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997.

     3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 4, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such Stockholders will be available for inspection at the Company's headquarters during ordinary business hours for the ten-day period prior to the Annual Meeting.

     All Stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                          /s/ SHEILA A. CLARK
                                          ---------------------
                                          Sheila A. Clark,
                                          Assistant Secretary
Dulles, Virginia
October 4, 1996

                              AMERICA ONLINE, INC.
                                 22000 AOL WAY
                          DULLES, VIRGINIA 20166-9323
                                 (703) 448-8700
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of America Online, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia on October 31, 1996 at 10:00 a.m., and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for Director named herein and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997. A proxy may be revoked by written instrument delivered to the Company at any time before the proxy is voted. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting. Under Delaware law, with respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present, and for purposes of any particular proposal, abstentions are treated as votes against the proposal, and broker non-votes have no effect on the vote.

     The close of business on September 4, 1996 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 93,335,339 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders. This Proxy Statement and the accompanying proxy are being mailed on or about October 4, 1996 to all Stockholders entitled to notice of and to vote at the Meeting.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, and telex, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.

     The Annual Report to Stockholders for the fiscal year ended June 30, 1996 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

     The following table sets forth certain information as of July 31, 1996, concerning the ownership of Common Stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under Executive Compensation and (iv) all current directors and executive officers of the Company as a group.

                                                                             SHARES BENEFICIALLY
                                                                                  OWNED(1)
                                                                            ---------------------
                           NAME AND ADDRESS**                                 NUMBER      PERCENT
-------------------------------------------------------------------------   ----------    -------
FMR Corporation(2)(3)....................................................   10,097,920     10.9%
82 Devonshire Street
Boston, Massachusetts 02109
Capital Group Companies, Inc. and Capital Research
  and Management Company(2)(4)...........................................    9,745,100     10.5%
333 South Hope Street
Los Angeles, California 90071
Putnam Investments, Inc.(2)(5)...........................................    7,162,262      7.7%
One Post Office Square
Boston, Massachusetts 02109
Jennison Associates Capital Corp.(6).....................................    5,380,160      5.8%
466 Lexington Avenue
New York, New York 10017
Stephen M. Case(7).......................................................    2,184,580      2.4%
James V. Kimsey(8).......................................................      943,232      1.0%
Lennert J. Leader(9).....................................................      527,751         *
William N. Melton(10)....................................................      403,200         *
John L. Davies(11).......................................................      370,184         *
Theodore J. Leonsis(12)..................................................      279,807         *
Michael M. Connors(13)...................................................      275,207         *
General Alexander M. Haig, Jr.(14).......................................      244,800         *
Frank J. Caufield(14)....................................................      159,800         *
Scott C. Smith(15).......................................................       56,000         *
Robert J. Frankenberg....................................................            0       n/a
Dr. Thomas Middelhoff(16)................................................            0       n/a
Robert W. Pittman........................................................            0       n/a
All executive officers and directors as a group (16 persons)(17).........    5,971,290      6.4%

---------------
   * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

  ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) The number of shares of Common Stock issued and outstanding on July 31, 1996 was 92,809,312. The calculation of percentages is based upon the number of shares of Common Stock issued and outstanding on such date, plus shares of Common Stock subject to options held by the respective persons on July 31, 1996 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting power with respect to all shares shown as beneficially owned by them, except as described below. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $0.01 per share, which Preferred Share Purchase Rights are not presently exercisable.

 (2) Based solely upon information filed with the Securities and Exchange Commission.

 (3) Of the 10,097,920 shares of Common Stock, 8,488,680 shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corporation; 1,455,540 shares are beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corporation; and 153,700 shares are beneficially owned by Fidelity International Limited, a separate and independent corporate entity. FMR Corporation has sole voting power with respect to 931,220 shares and sole dispositive power with respect to 9,944,220. Fidelity International Limited has sole voting and dispositive power with respect to all the shares it beneficially owns.

 (4) The Capital Group Companies, Inc. reports that it has sole dispositive power over all 9,745,100 shares of Common Stock and sole voting power over 1,202,300 shares of Common Stock. Capital Research and Management Company, an investment advisor and wholly-owned subsidiary of The Capital Group Companies, Inc. reports that it is the beneficial owner of and has sole dispositive power over 8,055,900 shares of Common Stock. Capital Group Companies, Inc. and Capital Research and Management Company both disclaim beneficial ownership pursuant to Rule 13d-4.

 (5) Putnam Investments, Inc. is a wholly-owned subsidiary of Marsh & McClennan Companies, Inc. Of the 7,162,262 shares of Common Stock beneficially owned by Putnam Investments, Inc., 6,536,878 shares are beneficially owned by Putnam Investment Management, Inc. and 625,384 shares of Common Stock are beneficially owned by The Putnam Advisory Company, Inc., both registered investment advisers and wholly-owned subsidiaries of Putnam Investments, Inc. With respect to 420,514 shares, Putnam Investments, Inc. shares voting power with The Putnam Advisory Company, Inc.

 (6) Jennison Associates Capital Corp. is a wholly-owned subsidiary of The Prudential Insurance Company of America. Share information is based solely on information provided to the Company in a telephone interview with Jennison Associates Capital Corp.

 (7) Includes 1,988,024 shares issuable upon the exercise of options to purchase Common Stock.

 (8) Includes 799,424 shares issuable upon the exercise of options to purchase Common Stock.

 (9) Includes 420,952 shares issuable upon the exercise of options to purchase Common Stock.

(10) Includes 120,000 shares issuable upon the exercise of options to purchase Common Stock.

(11) Includes 366,700 shares issuable upon the exercise of options to purchase Common Stock.

(12) Includes 143,100 shares issuable upon the exercise of options to purchase Common Stock.

(13) Includes 209,588 shares issuable upon the exercise of options to purchase Common Stock.

(14) Represents shares issuable upon the exercise of options to purchase Common Stock.

(15) Represents shares issuable upon the exercise of options to purchase Common Stock. Mr. Scott Smith is a director of the Company and is President and Publisher, Sun-Sentinel Company, an affiliate of Tribune Company. Mr. Smith disclaims beneficial ownership of 4,095,424 shares of Common Stock owned by Tribune Company.

(16) Dr. Middelhoff is a Director and is a member of the Executive Board of Bertelsmann AG, a joint venture partner of the Company. Dr. Middelhoff disclaims beneficial ownership of 3,609,280 shares of Common Stock owned by Bertelsmann AG.

(17) Includes 5,026,325 shares issuable upon the exercise of options to purchase Common Stock.

                                   MANAGEMENT

DIRECTORS

     The Company's Restated Certificate of Incorporation and Restated By-Laws provide for a classified Board of Directors. The Board of Directors currently consists of nine members, classified into three classes as follows: Stephen M. Case, William N. Melton and Thomas Middelhoff constitute a class with a term which expires at the upcoming Meeting (the "Class III Directors"); James V. Kimsey, Alexander M. Haig, Jr. and Scott C. Smith constitute a class with a term ending in 1997 (the "Class I Directors"); and Frank J. Caufield, Robert J. Frankenberg and Robert W. Pittman constitute a class with a term ending in 1998 (the "Class II

Directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     The names of the Company's directors and certain information about them are set forth below:

                   NAME                      AGE            POSITIONS WITH THE COMPANY
------------------------------------------   ---    ------------------------------------------
Stephen M. Case...........................   38     Chairman of the Board; President, Chief
                                                    Executive Officer and Director
Frank J. Caufield.........................   56     Director
Robert J. Frankenberg.....................   49     Director
Alexander M. Haig, Jr.....................   71     Director
James V. Kimsey...........................   56     Chairman Emeritus and Director
William N. Melton.........................   54     Director
Thomas Middelhoff.........................   43     Director
Robert W. Pittman.........................   42     Director
Scott C. Smith............................   46     Director

     Mr. Case, a co-founder of the Company, has been Chairman of the Board of Directors since October 1995, Chief Executive Officer of the Company since April 1993 and a director since September 1992. Mr. Case has served as President since July 1996 and served previously as President from January 1991 to February 1996. Previously, he served as Executive Vice President from September 1987 to January 1991 and Vice President, Marketing, from 1985 to September 1987.

     Mr. Caufield has been a director of the Company since 1991. He has held the position of general partner of Kleiner, Perkins, Caufield & Byers, a venture capital partnership, since 1978. Also, he is a director of Quickturn Design Systems, Inc., an emulation technology company.

     Mr. Frankenberg has been a director of the Company since October 1995. He was the Chief Executive Officer, President and a director of Novell, Inc. from April 1994 to August 1996 and Chairman of the Board of Directors of Novell, Inc. from August 1994 to August 1996. Prior to that, Mr. Frankenberg served as Vice President/General Manager, Personal Information Networks and Cooperative Computing Groups of Hewlett-Packard Company from November 1989 to April 1991. Mr. Frankenberg is a director of Electroglas, Inc.

     General Haig has been a director of the Company since 1989. He has held the position of Chairman and President of Worldwide Associates, Inc., an international consulting company, since 1984 and is Co-Chairman of US-CIS Ventures. General Haig is the former U.S. Secretary of State, former Vice Chief of Staff, Army, former White House Chief of Staff and former Supreme Allied Commander, Europe. General Haig has been awarded many military decorations, including the Distinguished Service Cross. A retired full General, U.S. Army, he also served as the President and Chief Operating Officer of United Technologies Corp., and is currently a director of Interneuron Pharmaceuticals, Inc., MGM Grand, Inc. and Interactive Flight Technologies, Inc.

     Mr. Kimsey, a co-founder of the Company, has served as Chairman Emeritus of the Board of Directors since October 1995 and as a director since 1985. Mr. Kimsey served as Chairman of the Board of Directors from 1985 to October 1995. He also served as President of the Company from 1985 to January 1991 and as Chief Executive Officer from 1985 to April 1993. Mr. Kimsey serves as a director for Capital One Financial Corp., a financing company, Capital One Bank, a financial corporation, and BTG, Inc., a computer software and systems company. Over the past 20 years, Mr. Kimsey has founded and served on the boards of a number of businesses in the Washington, D.C. area.

     Mr. Melton has been a director of the Company since September 1992. He has held the positions of President and Chief Executive Officer of CyberCash, Inc. since 1994, a leading developer of software and service solutions for secure, cost-effective, convenient and rapid payments over the Internet. From 1981 to 1992, he held positions at Verifone, Inc., including President and Chief Executive Officer from 1981 to 1986 and Chairman of the Board from 1981 to 1992. Mr. Melton served as a director of Verifone from 1992 to July of 1996. Mr. Melton has also been a director of Transaction Network Services, Inc. since 1990.

     Dr. Middelhoff has been a director of the Company since May 1995. He has been a member of the Executive Board of Bertelsmann AG, one of the world's largest media companies, since July 1994. From July 1990 through July 1994, he served as Chairman of the Management Board of Mohndruck Graphische Betriebe GmbH and member of the Board of Directors of Bertelsmann Industries, Gutersloh. Prior to that, he served as Managing Director of Mohndruck Graphische Betriebe GmbH. Dr. Middelhoff was nominated as a director of the Company pursuant to the terms of a Common Stock Purchase Agreement with Bertelsmann AG.

     Mr. Pittman has been a director of the Company since October 1995. He has held the positions of Managing Partner and Chief Executive Officer of Century 21 Real Estate since October 1995. Mr. Pittman had previously been President and Chief Executive Officer of Time Warner Enterprises since 1990, and Chairman and Chief Executive Officer of Six Flags Entertainment since 1991. Mr. Pittman is a director of 3DO Inc., HFS, Inc. (formerly Hospitality Franchise Systems, Inc.), Excite, Inc. and AMRE, Inc.

     Mr. Smith has been a director of the Company since 1991. He has held the position of President and Publisher, Sun-Sentinel, a Tribune Company subsidiary, since September 1993. Previously, Mr. Smith was Senior Vice President, Development, of Tribune Company from November 1991 to August 1993. Previously he held positions at Tribune Company of Senior Vice President and Chief Financial Officer from 1989 to 1991, and Vice President, Finance, from 1985 to 1989.

COMMITTEES OF THE BOARD AND MEETINGS

     Meeting Attendance. During the fiscal year ended June 30, 1996, there were ten meetings of the Board of Directors, and the various Committees of the Board of Directors met a total of eleven times. Messrs. Frankenberg, Melton, and Middelhoff attended fewer than 75% of the total number of meetings of the Board and of Committees of the Board on which they served while they were a director during fiscal 1996. In addition, the members of the Board of Directors and its Committees acted by unanimous written consent pursuant to Delaware law.

     Audit Committee. The Audit Committee, which met three times in fiscal 1996, has three members, Mr. Smith (Chairman) and Messrs. Frankenberg and Melton. The Audit Committee reviews the engagement of the Company's independent accountants, and reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

     Compensation Committee. The Compensation Committee, which met seven times during fiscal 1996, has three members, General Haig (Chairman) and Messrs. Caufield and Pittman. The Compensation Committee (i) reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company and (ii) administers the Company's 1992 Employee, Director and Consultant Stock Option Plan, the 1987 Stock Incentive Plan, the 1985 Incentive Stock Option Plan (Restatement) and the Employee Stock Purchase Plan.

     Nominating Committee. The Nominating Committee, which met once during fiscal 1996, has four members, Messrs. Haig, Melton, Middelhoff and Smith. The Nominating Committee's role, following consultation with all other members of the Board of Directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees; it does not consider nominees recommended by stockholders.

COMPENSATION OF DIRECTORS

     The Company's policy is to pay no cash compensation to members of the Board for attendance at Board meetings or Committee meetings. The Company paid Mr. Kimsey, Chairman Emeritus and a director of the Company, $50,000 during fiscal 1996 for services rendered to the Company and paid $54,000 to rent office space for Mr. Kimsey.

     Directors are eligible to participate in the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, each non-employee Director is granted an option, which vests following one year of service after the date of grant, to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date.

EXECUTIVE OFFICERS

     The names of, and certain information regarding, executive officers of the Company who are not directors of the Company, are set forth below. The executive officers serve at the pleasure of the Board of Directors and the Chief Executive Officer.

                   NAME                      AGE            POSITIONS WITH THE COMPANY
------------------------------------------   ---    ------------------------------------------
Lennert J. Leader.........................   41     Senior Vice President; Chief Financial
                                                    Officer, Treasurer, Chief Accounting
                                                    Officer and Assistant Secretary
David C. Cole.............................   43     Senior Vice President; President of AOL
                                                    Enterprises
Michael M. Connors........................   54     Senior Vice President; President of AOL
                                                    Technologies
John L. Davies............................   46     Senior Vice President; President of AOL
                                                    International
Miles R. Gilburne.........................   45     Senior Vice President, Corporate
                                                    Development
Theodore J. Leonsis.......................   41     Senior Vice President; President of AOL
                                                    Services Company
Jean N. Villanueva........................   36     Vice President, Corporate Communications

     Mr. Leader has been Senior Vice President, Chief Financial Officer and Treasurer since joining the Company in September 1989, and has been Assistant Secretary since October 1994. He served as Secretary from 1989 through October 1993 and became Chief Accounting Officer in October 1993. Prior to joining the Company, Mr. Leader was Vice President, Finance of LEGENT Corporation, a computer software and services company, from March 1989 to September 1989, and Chief Financial Officer of Morino, Inc., a computer software and services company which merged into LEGENT Corporation, from 1986 to March 1989. Mr. Leader is a Certified Public Accountant and was an audit manager at Price Waterhouse prior to joining Morino, Inc. in 1984.

     Mr. Cole joined the Company as Senior Vice President and President of AOL New Enterprises, an operation division of the Company, in November 1994. Mr. Cole had previously served as Chairman, President and CEO of Navisoft, a software company acquired by the Company in November 1994. Mr. Cole serves as a partner in the Cole-Gilburne Fund, Catalyst II and Pan Pacific Ventures (all venture capital funds). He is also a Director of Shiva Corporation, a computer networking company. Previously, he was President of Ziff Communications, and Chairman and CEO of Ashton-Tate, a software company.

     Mr. Connors has been Senior Vice President and President of AOL Technologies, an operation division of the Company, since September 1994. Mr. Connors was Senior Vice President, Technology and Operations, since joining the Company in October 1992 until September 1994. From May 1966 to July 1992, Mr. Connors held various management positions with International Business Machines, most recently including Director, Computing Systems, IBM Research and Director, Information Systems.

     Mr. Davies has served as Senior Vice President and President of AOL International, an operation division of the Company, since September 1994. Mr. Davies was Senior Vice President, America Online Service, since joining the Company in June 1993 until September 1994. From June 1992 to June 1993, Mr. Davies was President of J. L. Davies & Associates, a consulting firm. Previously, Mr. Davies held various management positions with Citicorp and its affiliates, most recently as Managing Director, Citibank Savings, London, England from May 1989 to June 1992 and as Vice President, Marketing and Strategic Planning, Citicorp from May 1987 to May 1989. Prior to that Mr. Davies was Chief Executive of RCA's European record business and held various marketing management positions with General Electric's consumer electronic business.

     Mr. Gilburne joined the Company as Senior Vice President, Corporate Development, in February 1995. Prior to joining the Company, Mr. Gilburne was a founding attorney of the Silicon Valley office of the law firm of Weil, Gotshal & Manges. Mr. Gilburne is also a partner in the Cole-Gilburne Fund, a venture capital fund.

     Mr. Leonsis joined the Company as President of the Company's America Online Services Company, an operating division of the Company, in September 1994. For at least the prior five years, Mr. Leonsis was President of Redgate Communications Corporation, which was acquired by the Company in May 1994.

     Ms. Villanueva has been Vice President, Corporate Communications, since April 1993. She previously held the position of Vice President, Marketing, from August 1989 to April 1993 and Director of Marketing from October 1988 to August 1989. Before joining the Company, she held the position of Manager, Marketing Planning and Development, at General Electric Information Services, and Manager, Joint Marketing, with Source Telecomputing Corporation.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers of the Company as of June 30, 1996 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended June 30, 1996.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                        ANNUAL COMPENSATION                AWARDS
                                                ------------------------------------    ------------
                                                                          OTHER          SECURITIES
                                        FISCAL                           ANNUAL          UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR     SALARY     BONUS    COMPENSATION(1)     OPTIONS(#)     COMPENSATION(2)
-------------------------------------   ----    --------    -----    ---------------    ------------    ---------------
Stephen M. Case......................   1996    $200,000       $0        $     0                  0        $   4,462
    Chairman of the Board,              1995    $200,000       $0        $     0          1,000,000        $   4,462
    Chief Executive Officer,            1994    $161,375       $0        $     0                  0        $   1,326
    President and Director
Theodore J. Leonsis..................   1996    $204,600       $0        $     0                  0        $  25,911
    Sr. VP; President of AOL            1995    $179,025       $0        $ 9,757            400,000        $ 100,169
    Services Company                    1994         N/A      N/A            N/A                N/A              N/A
Michael M. Connors...................   1996    $195,000       $0        $     0                  0        $   5,858
    Sr. VP; President of AOL            1995    $195,000       $0        $22,675            120,000        $  17,207
    Technologies                        1994    $180,000       $0        $     0                  0        $   9,335
John L. Davies.......................   1996    $195,000       $0        $     0                  0        $   5,083
    Sr. VP; President of AOL            1995    $195,000       $0        $     0            200,000        $   4,594
    International                       1994    $172,027       $0        $     0                  0        $  47,713
Lennert J. Leader....................   1996    $195,000       $0        $     0                  0        $   4,594
    Sr. VP; Chief Financial             1995    $188,333       $0        $     0            400,000        $   4,163
    Officer; and Treasurer              1994    $148,438       $0        $     0                  0        $   3,266

---------------
(1) Other Annual Compensation amounts represent tax reimbursement payments.

(2) All Other Compensation for Mr. Case, Mr. Leonsis, Mr. Connors, Mr. Davies, and Mr. Leader during fiscal 1996 includes the dollar value of premiums paid by the Company with respect to term life insurance for their benefit in the amounts of $462, $22,011, $1,958, $1,183, and $694, respectively. All Other
    Compensation for Mr. Case, Mr. Leonsis, Mr. Connors, Mr. Davies, and Mr. Leader during fiscal 1996 also includes $4,000, $3,900, $3,900, $3,900 and $3,900, respectively, of matching contributions made under the Company's 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not grant any stock options during the fiscal 1996 year to any of the named executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1996, and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of America Online Common Stock.

                                                                                              VALUE OF THE UNEXERCISED
                                                               NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                SHARES                       OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END(2)
                              ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME                EXERCISE      REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------   -----------    -----------    -----------    -------------    -----------    -------------
Stephen M. Case............     575,000      $27,438,680     1,748,024       1,150,000      $72,666,439     $43,925,970
Theodore J. Leonsis........      99,200      $ 3,703,765       143,100         397,164      $ 5,771,408     $14,375,276
Michael M. Connors.........     129,708      $ 6,335,840       179,588         240,000      $ 7,369,888     $ 9,569,368
John L. Davies.............      23,300      $ 1,144,230       316,700         260,000      $12,326,644     $ 9,845,200
Lennert J. Leader..........     216,632      $10,010,244       320,952         400,000      $12,701,470     $15,115,603

---------------
(1) The value realized represents the aggregate market value of the shares covered by the option less the aggregate exercise price paid by the executive.

(2) The value of unexercised in-the-money options at fiscal year-end assumes a fair market value for the Company's Common Stock of $43.75 the closing market price per share of the Company's Common Stock as reported in the Nasdaq National Market on June 30, 1996.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     Pursuant to an Employment Agreement dated April 1, 1993 between Redgate Communications Corporation, a wholly-owned subsidiary of America Online, and Theodore J. Leonsis, the Company would be obligated to pay severance for a twelve-month period following any death, disability, or without-cause termination of employment in the amount of then-current salary and certain other benefits. In the event of his termination of employment, Mr. Leonsis would be subject to non-competition restrictions for a twelve-month period.

     The Company has four stock option plans (i) a 1992 Employee, Director and Consultant Stock Option Plan (the "1992 Plan"); (ii) a 1987 Stock Incentive Plan (the "Non-Qualified Plan"); (iii) a 1985 Incentive Stock Option Plan (Restatement) (the "ISO Plan"); and (iv) an Employee Stock Purchase Plan (the "ESPP," and, together with the 1992 Plan, the Non-Qualified Plan, and the ISO Plan, the "Plans").

     The outstanding option agreements issued under the 1992 Plan, the Non-Qualified Plan, and the ISO Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control (as defined in such option agreements) of the Company, such that such options become exercisable either (i) immediately, (ii) one year following a change in control, subject to certain conditions, or (iii) upon the occurrence of a specified event following a change in control, such as (a) the named executive officer failing to be vested with power and authority analogous to the named executive officer's title and/or office prior to the change in control, (b) the named executive officer's loss of any significant duties attending such office, (c) a reduction in the named executive officer's base compensation or (d) termination of the named executive officer's employment without cause.

PERFORMANCE GRAPH

     The following graph compares the annual change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on March 19, 1992 (the date of the initial public offering of the Common Stock) and ending on June 30, 1996 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) (the "Nasdaq Market Index") and the CRSP Total Return Index for Nasdaq Computer and Data Processing Services Stocks (the "C&DP Index") during such period, assuming a $100 investment on March 19, 1992. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                   [GRAPH]

      Measurement Period          America On-    NASDAQ Market
    (Fiscal Year Covered)         line, Inc.         Index        C&DP Index
3/19/92                                $100.00         $100.00         $100.00
6/30/92                                 $91.53          $89.75          $81.73
6/30/93                                $250.85         $112.87         $104.14
6/30/94                                $386.44         $113.95         $104.29
6/30/95                               $1193.22         $152.10         $170.28
6/30/96                               $2372.88         $195.29         $226.35

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee comprises three non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, recommend and approve changes to the Company's compensation policies and benefits programs, to administer the Company's stock option plans, including approving stock option grants to executive officers and certain other stock option grants, and to otherwise ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.

COMPENSATION PHILOSOPHY

     The compensation philosophy of the Company is to (i) provide a competitive total compensation package that enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals and (ii) directly link compensation to improvements in Company performance and increases in stockholder value as measured by the Company's stock price.

COMPENSATION PROGRAM

     The Company's compensation program for all employees has historically emphasized long-term, equity-based incentives in the form of stock options. Salaries at all employee levels have generally been managed at or below market averages. To date, the Company has not made use of annual cash incentives for management.

     In consultation with an outside consultant, the Compensation Committee initiated a review of total compensation levels and delivery vehicles. The review's major findings included: (i) that management total cash compensation, historically consisting entirely of salary and stock options, has not kept pace with the Company's growth and will likely become a barrier to success in the extremely competitive labor markets the Company faces; and (ii) that to address the competitive shortfall in cash compensation, it is in the Company's interests to make a greater proportion of cash pay performance-based. While equity compensation is and will remain a key element of the Company's management compensation strategy, the Compensation Committee has approved the adoption of a cash-based Management Incentive Plan with awards based on company financial and key operational performance measures.

     The Company's heavy reliance on equity compensation was clearly appropriate for its start-up and early growth phases. Over the past several years, the Company has successfully pioneered the developing online services concept, attracted dominant market share, and plans to pursue aggressive growth in membership, revenue, and program/product offerings. Increasingly, however, investors are looking to the Company to build upon its leadership position and grow its operating base. In line with the transition from the start-up stage, the Company is adopting compensation practices which reflect what the Company believes to be "best practices" for established, growing technology companies. While equity compensation is and will remain a key element of the Company's management compensation strategy, the Compensation Committee has approved for implementation a cash-based Management Incentive Plan with awards based upon Company financial and key operational performance measures.

BASE SALARIES

     The Compensation Committee reviews each senior executive officer's salary annually. In determining the appropriate salary levels, the Compensation Committee considers the officer's impact level, scope of responsibility, prior experience, past accomplishments, and data on prevailing compensation levels in relevant executive labor markets. Based on the findings of the compensation review discussed earlier, the Compensation Committee has approved base salary increases for certain executive officers to be granted in fiscal 1997 which, in conjunction with incentive awards targeted under the Management Incentive Plan, would bring total cash compensation levels for these officers more into line with competitive levels and with the Company's compensation philosophy.

     The Compensation Committee annually reviews and approves the compensation of Mr. Case, the Company's Chairman and Chief Executive Officer. Mr. Case's compensation is determined in a manner consistent with the practices used in determining the compensation of other executive officers of the Company. As part of the base salary increases approved by the Compensation Committee, Mr. Case's base salary will be increased to an annual rate of $295,000 in fiscal 1997. This increase, along with the incentive award targeted under the Management Incentive Plan, is intended to bring Mr. Case's total cash compensation more in line with prevailing compensation levels in relevant executive labor markets.

MANAGEMENT INCENTIVE PLAN

     The Management Incentive Plan will be administered by the Compensation Committee. Awards under the plan will be determined by the Company's performance as measured against certain pre-established performance measures. The first cycle of the plan will cover the final six months of the 1997 fiscal year. Thereafter, the plan will operate on a full fiscal year basis.

STOCK OPTIONS

     Historically, the Company emphasized option grants for new hires in lieu of attempting to provide fully competitive cash compensation through base salary and cash incentive opportunity. Following the compensation review, the Compensation Committee approved a modification of option grant practices to emphasize moderate grants to new hires balanced by highly competitive levels of ongoing and performance-related grants to existing employees.

     The Compensation Committee believes that stock options provide officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success.

     The Compensation Committee is responsible for administering the Company's stock option program, including individual stock option grants to officers and aggregate grants to all plan participants. It is the Company's practice to set option exercise prices at not less than 100% of the stock fair market value on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. Options granted to executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant.

     In determining the size of the stock option grants, the Compensation Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance and the number of shares which continue to be subject to vesting under outstanding options. In addition, the Compensation Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. During fiscal 1996, no options were granted to Mr. Case or to any other named executive officer.

     The Compensation Committee monitors the Company's equity-based compensation program to ensure that stockholders resources are used effectively and in the best interests of the Company. During the past fiscal year, in consultation with independent outside consultants, the Compensation Committee has revised the program to ensure that dilution from stock option plans is managed within levels consistent with the Company's staffing levels and market value.

     The Compensation Committee will continue to monitor the Company's compensation program in order to maintain the proper balance between cash compensation and equity-based incentives and may consider further revisions in the future, although it is expected that equity-based compensation will remain one of the principal components of compensation.

     The Compensation Committee believes that the Company's stock option plans have been very effective in attracting, retaining and motivating executives and employees of the Company over time and have proven to be an important component of the overall compensation program. Because of the Company's rapid personnel growth both from hiring and through acquisitions, the Compensation Committee recommended in Septem-ber 1996 an amendment to increase by an aggregate of 3,000,000 shares the number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the 1992 Plan. This amendment was approved and made effective by the Board of Directors in September 1996.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

     The Compensation Committee does not presently expect total cash compensation payable for base salaries and the Management Incentive Plan to exceed the $1 million limit for any individual executive. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

     The 1992 Employee, Director, and Consultant Stock Option Plan (the "1992 Plan"), with subsequent amendments approved by the Company's stockholders, provides for option grants to be qualified as "performance-based" under Section 162(m). However, compensation attributable to stock options granted with respect to 3,000,000 shares approved by the Company's Board of Directors for issuance under the 1992 Plan, but not submitted to the stockholders for approval, will not qualify as "performance-based." The Compensation Committee intends to continue making grants to officers according to the terms and provisions of the 1992 plan so that gains received by participants may be deductible by the Company to the extent permitted by law.

                                          Alexander M. Haig, Jr.
                                          Chairman, Compensation Committee
                                          Frank J. Caufield
                                          Robert W. Pittman

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, except as noted below, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its Directors and officers and greater than ten percent beneficial owners were complied with on time. The following persons each filed one late report: Janice Brandt (one transaction), Theodore J. Leonsis (two transactions), and Marc Seriff (one transaction).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Digital City, Inc. ("Digital City") was incorporated in 1995 as a wholly-owned subsidiary of the Company. In July 1996, Tribune Company ("Tribune") acquired a minority ownership interest in Digital City as a result of a $20 million investment. Scott Smith, a director of the Company, is President and Publisher of Sun-Sentinel Co., a Tribune subsidiary.

     Mr. William J. Razzouk, who was President, Chief Operating Officer and a director of the Company from February 1996 to June 1996, received $950,000 from the Company as salary, signing bonus, and extended benefit payments. In connection with Mr. Razzouk's termination of employment, the Company's repurchase rights with respect to 65,000 shares of restricted stock lapsed and the Company accelerated the vesting of options to purchase 75,000 shares of Common Stock.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Company's Restated Certificate of Incorporation and Restated By-Laws provide for a classified Board of Directors. The Board of Directors currently consists of nine members, classified into three classes as follows: Stephen M. Case, William N. Melton and Thomas Middelhoff constitute a class with a term which expires at the upcoming Meeting (the "Class III Directors"); James V. Kimsey, Alexander M. Haig, Jr. and Scott C. Smith constitute a class with a term ending in 1997 (the "Class I Directors"); and Frank J. Caufield, Robert J. Frankenberg and Robert W. Pittman constitute a class with a term ending in 1998 (the "Class II Directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     At the Meeting, three Class III Directors will be elected to hold office for a term of three years and until their successors have been duly elected and qualified. Background information appears below for each of the nominees for election as Class III Directors. Although the Company does not anticipate that any of the persons named below will be unwilling or unable to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board of Directors.

         NAME             AGE                          BUSINESS EXPERIENCE
-----------------------   ---    ---------------------------------------------------------------
Stephen M. Case........   38     Mr. Case, a co-founder of the Company, has been Chairman of the
                                 Board of Directors since October 1995, Chief Executive Officer of the Company since April 1993 and a director since September
                                 1992. Mr. Case has served as President since July 1996 and served previously as President from January 1991 to February
                                 1996. Previously, he served as Executive Vice President from
                                 September 1987 to January 1991 and Vice President, Marketing,
                                 from 1985 to September 1987.
William N. Melton......   54     Mr. Melton has been a Director of the Company since September
                                 1992. He has held the positions of President and Chief
                                 Executive Officer of CyberCash, Inc. since 1994, a leading developer of software and service solutions for secure,
                                 cost-effective, convenient and rapid payments over the
                                 Internet. From 1981 to 1992, he held positions at Verifone,
                                 Inc., including President and Chief Executive Officer from 1981 to 1986 and Chairman of the Board from 1981 to 1992. Mr. Melton served as a director of Verifone from 1992 to July of 1996. Mr.
                                 Melton has also been a director of Transaction Network
                                 Services, Inc. since 1990.
Thomas Middelhoff......   44     Dr. Middelhoff has been a Director of the Company since May
                                 1995. He has been a member of the Executive Board of
                                 Bertelsmann AG, one of the world's largest media companies, since July 1994. From July 1990 through July 1994, he served as
                                 Chairman of the Management Board of Mohndruck Graphische
                                 Betriebe GmbH and a member of the Board of Directors of
                                 Bertelsmann Industries, Gutersloh. Prior to that, he served as
                                 Managing Director of Mohndruck Graphische Betriebe GmbH. Dr.
                                 Middelhoff has been nominated as a Director of the Company pursuant to the terms of a Common Stock Purchase Agreement with
                                 Bertelsmann AG.

     Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Directors of such nominees.

VOTE

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEPHEN M. CASE, WILLIAM
N. MELTON, AND THOMAS MIDDELHOFF AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 1997. The Board proposes that the Stockholders ratify this appointment. Ernst & Young LLP audited the Company's financial statements for the fiscal year ended June 30, 1996. The Company expects that representatives of Ernst & Young LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Ernst & Young LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     A majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy materials relating to the 1997 Annual Meeting of Stockholders, Stockholder proposals must be received, marked for the attention of: Secretary, America Online, Inc., 22000 AOL Way, Dulles, Virginia 20166-9323, no later than June 7, 1997.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ SHEILA A. CLARK,
                                          ---------------------
                                          Sheila A. Clark,
                                          Assistant Secretary

Dulles, Virginia
October 4, 1996

                                  DETACH HERE

                             AMERICA ONLINE, INC.
            THIS PROXY IS BEING SOLICITED BY AMERICA ONLINE, INC.'S
                               BOARD OF DIRECTORS

P          The undersigned, revoking previous proxies relating to these
R     shares, hereby acknowledges receipt of the Notice and Proxy Statement
O     dated October 4, 1996 in connection with the Annual Meeting to be held at
X     10:00 a.m. on October 31, 1996 at the Hyatt Regency Reston, located at
Y     1800 Presidents Street, Reston, Virginia 20190 and hereby appoints Lennert
      J. Leader and Sheila A. Clark and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of America Online, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

           THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

           In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

           Election of Three Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

           NOMINEES:  Stephen M. Case, William N. Melton and Thomas Middelhoff

           SEE REVERSE SIDE FOR BOTH PROPOSALS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
                                                                |SEE REVERSE|
                                                                |    SIDE   |

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

/ X /  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                                                                                                      FOR       AGAINST     ABSTAIN
       1.  Election of Directors (see reverse).              2.  Proposal to ratify the appoint-
                                                                 ment of Ernst & Young LLP as the
                                                                 Company's independent public         /  /       /  /        /  /
                                                                 accountants for the fiscal year
                    FOR       WITHHELD                           ending June 30, 1997.
                    /  /       /  /

       /  /
       -----------------------------------------
       For all nominees except as noted above
                                                                         MARK HERE   /  /
                                                                        FOR ADDRESS
                                                                        CHANGE AND
                                                                        NOTE AT LEFT

                                                                 Please sign exactly as name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                Date:         Signature:               Date:
          -------------        -------           --------------      --------